EXHIBIT 22

PROSPECTUS



                        ECHELON INTERNATIONAL CORPORATION

                     1999 NON-EMPLOYEE DIRECTORS' STOCK PLAN

                                  75,000 SHARES
                                  Common Stock


         This Prospectus has been prepared for use by Echelon International Corporation (the "Company") in connection with the issuance from time to time by the Company of shares of the Company's Common Stock (the "Common Stock") to its non-employee directors under the Company's 1999 Non-Employee Directors' Stock Plan (the "Plan"). This Prospectus also covers such additional shares of Common Stock as may be issuable under the Plan in the event the Company's outstanding stock is changed or exchanged by reason of a stock dividend, a stock split or a recapitalization.

                       ----------------------------------

         No person has been authorized to give information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities covered by this Prospectus by the Company in any State to any person to whom it is unlawful for the Company to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth in this Prospectus since the date hereof.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMIS-
               SION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                  THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                      ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

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     THIS PROSPECTUS CONSTITUTES PART OF THE PROSPECTUS COVERING SECURITIES
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

            THE DATE OF THE PROSPECTUS IS __________________________.
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


                                  PLAN SUMMARY

A COPY OF THE PLAN AS CURRENTLY IN EFFECT IS ATTACHED TO THIS SUMMARY PROSPECTUS AS EXHIBIT A AND THE INFORMATION INCLUDED IN THE BODY OF THIS SUMMARY PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE SPECIFIC TERMS AND PROVISIONS OF THE PLAN. IF THERE IS ANY CONFLICT BETWEEN STATEMENTS OR INFORMATION SET FORTH IN THIS SUMMARY PROSPECTUS AND THE PLAN, THE PLAN SHALL CONTROL.
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NAME OF THE                 Echelon International Corporation 1999 Non-Employee
PLAN                        Directors' Stock Plan

PURPOSE The purpose of the Plan is to provide non-employee directors with an opportunity, through the issuance of shares of Common Stock in lieu of such non-employee directors' annual retainer and the exercise of non-qualified stock options to purchase shares of Common Stock ("Options"), to increase the amount of their stock ownership in the Company.

ELIGIBLE                    Each non-employee director of the Company serving as
DIRECTORS                   a member of the Board of Directors as of the
                            adjournment of each annual meeting of stockholder's.

ANNUAL                      Each non-employee director shall automatically
RETAINER                    receive his or her annual retainer in shares of
                            Common Stock which shall be issued on a quarterly basis in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Stock Issue
                            Date"). The total number of shares of Common Stock to be issued on each Stock Issue Date shall be determined by multiplying the annual retainer by twenty-five (25%) percent and then dividing by the closing price of the Common Stock on the New York
                            Stock Exchange as of the first day of the applicable quarter. In the event sufficient shares are not available to compensate the non-employee directors in shares of Common Stock for the annual retainer, compensation may be made in cash.

OPTIONS NUMBER OF SHARES. Upon the adjournment of each Annual Meeting of Stockholders of the Company, each non-employee director who has been elected, reelected or who is continuing as a member of the Board shall receive Options for 5,000 shares of Common Stock. Certificates evidencing the Options setting forth specific terms and conditions applicable to the Options will be distributed to recipients of the grants. In the event sufficient shares are not available to compensate the non-employee directors in shares of Common Stock for the annual Options, compensation may be made in cash.

                            EXERCISE PRICE; PAYMENT. The exercise price of the Options will equal the closing price on the New York Stock Exchange on the day of the adjournment of the Annual Meeting of Stockholders. The purchase price must be paid in full upon exercise of the Option and may be paid in cash or by check or as otherwise permitted by the Board of Directors or the Plan.

                            VESTING. Options may be exercised to purchase Common Stock only to the extent that such exercise rights have "vested". Generally, options granted under the Plan will be 100% vested after one year from the date of grant. No option may be exercised after it expires (generally 5 years from the date of grant) or before the non-employee director has served a one-year term as director since the date of grant.

                            EXERCISING AN OPTION. To exercise an Option, the non-employee director must deliver notice of exercise to the Company and pay to the Company an amount equal to the number of shares to be purchased multiplied by the per share purchase price for the Option. During his or her lifetime, only the non-employee director to whom the Option is issued may exercise the Option.

EFFECT OF                   Generally, vested Options held at the time the
LEAVING THE                 non-employee director ceases to be a member of the
BOARD                       Board (other than for breach of fiduciary duty or
                            dishonesty) may be exercised for a period of five years from the date of grant. However, if the non-employee director is removed or resigns in connection with a breach of his or her fiduciary duty or for dishonesty, then unexercised Options held by a director at the time the director ceases to be a member of the Board terminate and are void.

RIGHTS TO                   Options are not transferable to others, except by
TRANSFER                    will or the laws affecting the property of
                            decedents.

ADMINISTRATION              The Plan is administered by the Company's Board of
                            Directors. The Board of Directors is elected by the stockholders and the Company's By-laws provide that the number of directors shall be not less than three nor more than nine. The Board of Directors is divided into three classes of approximately equal size with directors generally elected for three-year terms. Directors are subject to being removed by the stockholders only for cause.

                            Questions regarding the Plan may be directed to the General Counsel & Senior Vice President - Administration of the Company at the Company's executive offices at 450 Carillon Parkway, Suite 450, St. Petersburg, Florida 33716; telephone
                            (727) 803-8250.

TERM OF PLAN                The Plan shall terminate on May 18, 2009 unless
                            terminated earlier by action of the Board of Directors.

AMENDMENT OR                The Company's Board of Directors may, at any time or
TERMINATION                 from time to time, suspend or discontinue the Plan
                            or revise or amend it in any way without the approval of the Company's stockholders, however, the revision or amendment may not change the total number of shares of Common Stock subject to the Plan, decrease the price at which Options may be granted, otherwise materially increase the benefits accruing to non-employee directors under the Plan, or remove the administration of the Plan from the Board. Moreover, no action by the Board may adversely affect any Options then outstanding, without the consent of the participant.

ERISA Because of the nature of the Plan, it is not subject to any provisions of the Employee Retirement Income Act of 1974.

SHARES                      75,000 shares of Common Stock which may be either
COVERED                     authorized and unissued shares or issued shares
                            acquired by the Company or its Subsidiaries.

                 CERTAIN SECURITIES LAW RESTRICTIONS ON RESALES

         Because a non-employee director of the Company will be considered to be an "affiliate," a non-employee director receiving shares of the Company's Common Stock upon the exercise of an Option will be restricted to some extent (as described below) as to the manner in which such shares may be resold.

         A non-employee director may effect resales of the stock in accordance with the requirements of Rule 144 under the Securities Act of 1933 other than the duration of ownership requirements under such rule. Such persons may also effect resales of the stock pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to any other exemption from the securities registration requirements of such Act.

                         FEDERAL INCOME TAX CONSEQUENCES

         The Plan does not, and is not designed to, qualify as a tax-free employees' benefit plan under Section 401 (a) of the Internal Revenue Code. That section relates primarily to qualified profit sharing and pension plans.

         Upon the issuance of shares of Common Stock to a non-employee director in payment of the annual retainer, a non-employee director will recognize taxable income at ordinary rates in an amount equal to the fair market value of the shares of Common Stock issued on such date. At that time, the Company will be entitled to a corresponding deduction.

         Because the Company does not anticipate that any Option will have a readily ascertainable fair market value, the recipient of an Option should not recognize any taxable income or loss for federal income tax purposes at the time the Option is granted. The exercise of the Option, however, will result in the immediate recognition of taxable income by its holder at ordinary income rates based on the difference between the purchase price for shares covered by the Option and the fair market value of the shares received at the time of exercise. The Company will receive a corresponding deduction at the same time. Additional gain or loss, determined under general rules of taxation, may be realized upon the sale of the shares.

         The specific application and impact of the tax rules will vary depending on the specific personal situation of the individual receiving and exercising an Option. EACH RECIPIENT OF OPTIONS UNDER THE PLAN IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES -- FEDERAL, STATE AND LOCAL -- THAT MAY RESULT FROM PARTICIPATION IN THE PLAN AND THE EXERCISE OF OPTIONS TO PURCHASE SHARES OR THE SALE OR OTHER DISPOSITION OF ANY SHARES PURCHASED UNDER THE PLAN.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         By this reference, the Company's Registration Statement on Form 10, as amended (Registration No. 001--2211), is incorporated into and made a part of the Registration Statement of which this Prospectus is a part and into this Prospectus.

         All documents filed by the Company with the Commission subsequent to the date of the Registration Statement under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated into and made a part of the Registration Statement from the date of filing of such documents with the Commission.

         Any document that is incorporated by reference into the Registration Statement of which this Prospectus is a part is considered a part of this Prospectus and is available, without charge, upon oral or written request, to individuals who are eligible to participate in the Plan. Any other document that the Company is required to provide participants under the provisions of Rule 428(b) under the Securities Act of 1933 is also available, without charge, upon oral or written request, to individuals eligible to participate in the Plan. Requests should be made to the General Counsel & Senior Vice President Administration at the Company, 450 Carillon Parkway, Suite 450, St. Petersburg, Florida, 33716, telephone (727) 803-8250.

                                                                       EXHIBIT A

                        ECHELON INTERNATIONAL CORPORATION

                       1999 NON-EMPLOYEE DIRECTORS' STOCK
                                      PLAN


                                    ARTICLE 1


                                     GENERAL

         1.1 PURPOSE. The purpose of the Echelon International Corporation 1999 Non-Employee Directors' Stock Plan is to secure for Echelon International Corporation and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries.

         1.2 MAXIMUM NUMBER OF SHARES. The maximum number of shares of Common Stock that may be offered under the Plan is 75,000, subject to adjustment as provided in Section 4.1 below. The Common Stock to be issued may be either authorized and unissued shares or issued shares acquired by the Company or its Subsidiaries. In the event that Options granted under the Plan shall terminate or expire without being exercised in whole or in part, new Options may be granted covering the shares not purchased under such lapsed Options.

         1.3 DEFINITIONS. The following words and terms as used herein shall have that meaning set forth therefor in this Section 1.3 unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.

             1.3.1 "ANNUAL RETAINER" shall mean the annual retainer paid to a Non-Employee Director each year for service on the Board of Directors of the Company or Subsidiary.

             1.3.2 "BOARD" OR "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company

             1.3.3  "COMMON STOCK" shall mean the common stock of the Company.

             1.3.4 "COMPANY" shall mean Echelon International Corporation a Florida corporation, and any successor.

             1.3.5  "EFFECTIVE DATE" is defined in Section 5.0

             1.3.6 "FAIR MARKET VALUE" of the shares of Common Stock shall mean the closing price on the date in question (or, if no shares are traded on such day, on the next preceding day on which shares were traded), of the Common Stock as reported on the New York Stock Exchange Composite Tape, if not reported thereon, then such price as reported in the trading reports of the principal securities exchange in the United States on which such stock is listed, or if such stock is not listed on a securities exchange in the United States, the mean between the dealer closing "bid" and "ask" prices on the over-the-counter market as reported by the National Association of Security Dealers Automated Quotation System (NASDAQ), or NASDAQ's successor, or if not reported on NASDAQ, the fair market value of such stock as determined by the Board in good faith and based on all relevant factors.

             1.3.7 "NSO" shall mean a nonqualified stock option granted in accordance with the provisions of Article 3 of this Plan.

             1.3.8 "NEW PLAN" shall mean the Echelon International Corporation 1999 Non-Employee Directors' Stock Plan.

             1.3.9 "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board of Directors of the Company who is not an employee of the company or any Subsidiary.

             1.3.10 "OLD PLAN" shall mean the Echelon International
                    Corporation Non-Employee Directors' Stock Plan.

             1.3.11 "OPTION" shall mean an NSO.

             1.3.12 "OPTIONEE" shall mean a Non-Employee Director to whom an Option is granted under the Plan.

             1.3.13 "PLAN" shall mean the Echelon International Corporation 1999
                    Non-Employee Directors' Stock Plan, as set forth herein and as amended from time to time.

             1.3.14 "SUBSIDIARY" shall mean any corporation that at the time qualifies as a subsidiary of the Company under the direction of "subsidiary corporations" contained in Section 424(f) of the Internal Revenue Code of 1986, as amended.

         1.4 ADMINISTRATION. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of nonqualified stock options made under the Plan. The Board shall, subject to the provisions of the Plan, issue shares of the Company's Common Stock in payment of the Annual Retainer, grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan except for such members own willful misconduct or as expressly provided by statute.

         1.5 ELIGIBILITY REQUIREMENTS. Each Non-Employee Director shall be eligible to receive an Annual Retainer payable in shares of the Common Stock in accordance with Article 2 below and shall be eligible to receive Options in accordance with Article 3 below. The adoption of this Plan shall not be deemed to give any director any right to receive shares of the Common Stock or be granted options to purchase Common Stock of the Company, except to the extent and upon such terms and conditions as set forth in this Plan.


                                    ARTICLE 2

                     TERMS AND CONDITIONS OF ANNUAL RETAINER

         2.1 PAYMENT OF ANNUAL RETAINER IN STOCK. Each Non-Employee Director shall automatically receive his or her Annual Retainer in shares of Common Stock in accordance with Section 2.2.

         2.2 ISSUANCE OF STOCK. Shares of Common Stock due a Non-Employee Director pursuant to this Article 2 shall be issued on a quarterly basis in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Stock Issue Date"), and shall be paid in lieu of cash for services rendered during the quarter ended on such Stock Issue Date. The total number of shares of Common Stock to be issued on each Stock Issue Date shall be determined by multiplying the Annual Retainer by twenty-five (25%) percent and then dividing by the Fair Market Value of the Common Stock as of the first day of the applicable quarter.

         2.3 FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued, and Non-Employee Directors shall receive cash equal to the Fair Market Value of any fractional shares on a Stock Issue Date.

         2.4 NO ASSIGNMENT OF RIGHTS. Neither the Non-Employee Director nor his or her legal representative shall have any right to sell assign, transfer or otherwise convey the right to receive any Common Stock due hereunder or any interest under the Plan. Any attempt to assign or transfer any right to payment or interest under the Plan shall be null and void and of no effect.

         2.5 RESTRICTIONS ON TRANSFER OF STOCK. Any shares of Common Stock issued to any Non-Employee Director under the Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of unless and until either: (a) the shares of Common Stock have been held by the Non-Employee Director for six months from the date of issuance, or (b) the shares of Common Stock are otherwise transferred in a manner that complies with the requirements of Rule 16b-3 so that the transaction is exempt from characterization as a "sale" under Section 16(b) of the Exchange Act. The shares of Common Stock issued to any Non-Employee Director shall bear an appropriate legend, if issued in certificated form, and be subject to appropriate "stop transfer" orders. Any additional stock or other securities or property that may be issued with respect to shares of Common Stock issued under the Plan as a result of any stock dividend, stock split, business combination or other event shall be subject to the restrictions and other terms and conditions of the Plan.

         2.6 PAYMENT OF ANNUAL RETAINER IN CASH. Each Non-Employee Director may receive his or her annual retainer in cash rather than shares of Common Stock in the event the number of shares required to make such payment are not available under the Plan.

                                    ARTICLE 3

                         TERMS AND CONDITIONS OF OPTIONS


         3.1 GRANT. Options granted under the Plan shall be evidenced by an agreement in such form as the board shall prescribe from time to time in accordance with the Plan and shall comply with the terms and conditions set forth under this Article 3. The date of the Annual Meeting of Stockholders shall be the date of grant of the Options.

         3.2 NUMBER OF SHARES. Each year, as of the date of the Annual Meeting of Stockholders of the Company, each Non-Employee Director who has been elected or reelected or who is continuing as a member of the Board as of the adjournment of the Annual Meeting shall automatically receive an Option for 5,000 shares of Common Stock.

         3.3 OPTION PRICE. The Option exercise price shall be the Fair Market Value of the Common Stock on the date of the Annual Meeting of Stockholders.

         3.4 METHOD OF EXERCISE. An Option may be exercised by a Non-Employee Director during such time as may be permitted by the Option and the Plan by providing written notice to the Board and tendering the purchase price in accordance with the provisions of Section 3.5, and complying with any other exercise requirements contained in the Option or promulgated from time to time by the Board.

         3.5 METHOD OF PAYMENT. Each Option shall state the method of payment of the Option price upon the exercise of the Option. The method of payment stated in the Option shall include payment (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company, (b) in the discretion of and in the manner determined by the Board, by the delivery of shares of Common Stock already owned by the Optionee, (c) by any other legally permissible means acceptable to the board at the time of the grant of the Option (including cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable legal restrictions), or (d) in the discretion of the Board, through a combination of (a), (b) and (c) of this
Section 3.5. If the option price is paid in whole or in part through the delivery of shares of Common Stock, the decision of the Board with respect to the fair market value of such shares shall be final and conclusive.

     3.6 TERM AND EXERCISE OF OPTIONS.

         3.6.1 One hundred percent (100%) of the total number of shares of Common Stock covered by the Option shall become exercisable beginning with the first anniversary date of the grant of the Option and shall be exercisable by the Non-Employee Director for a period of five (5) years from the date of the grant. Not less than one hundred (100) shares may be exercised at any one time unless the number exercised is the total number at the time exercisable under the Option.

         3.6.2 Notwithstanding the foregoing, no Option or any part of an Option shall be exercisable (a) before the Non-Employee Director has served one term-year as a member of the Board since the date such Option was granted (as used herein, the term "term-year" means that period from one Annual Meeting to the subsequent Annual Meeting), (b) after the expiration of five (5) years from the date the Option was granted, and (c) unless written notice of the exercise is delivered to the Company specifying the number of shares to be purchased and payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise.

     3.7 DEATH OR OTHER TERMINATION OF POSITION AS A DIRECTOR. Subject to the provisions of Section 3.6 above:

         3.7.1 In the event that a Non-Employee Director (a) shall be removed as a director for dishonesty or violation of his fiduciary duty to the Company, (b) shall voluntarily resign under or followed by such circumstances as would constitute a violation of his fiduciary duty to the Company, or (c) shall have committed an act of dishonesty not discovered by the Company prior to the cessation of his service as a Director but that would have resulted in his removal if discovered prior to such date, then forthwith from the happening of any such event, any Option then held by him shall terminate and become void to the extent that it them remains unexercised.

         3.7.2 If a person shall cease to be a Non-Employee Director for any reason other than one or more of the reasons set forth in section 3.7.1, such person, or in the case of death, the executors, administrators or distributees, as the case may be, may, at any time prior to the date of the expiration of the Option, exercise the Option with respect to any shares of Common Stock as to which such person has not exercised the Option on the date the person ceased to be such a Non-Employee Director.

         3.7.3 In the event any Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased Optionee, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased Optionee's estate or the proper legatees or distributees thereof.

     3.8 TRANSFERABILITY OF OPTIONS. The Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

     3.9 DELIVERY OF CERTIFICATES REPRESENTING SHARES. As soon as practicable after the exercise of an Option, the Company shall deliver, or cause to be delivered, to the Non-Employee Director exercising the Option a certificate or certificate representing the shares of Common Stock purchased upon the exercise. Certificates representing shares of Common Stock to be delivered to a Non-Employee Director shall be registered in the name of such director.

     3.10 RIGHTS AS A STOCKHOLDER. A Non-Employee Director shall have no rights as a stockholder with respect to any shares of Common Stock covered by his or her Option until the date on which he or she becomes a record owner of the shares purchased upon the exercise of the Option (the "record ownership date"). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is prior to the record ownership date, except as provided in Article 4.

     3.11 CASH PAYMENT IN LIEU OF OPTIONS. Each Non-Employee Director may receive cash in lieu of Options in the event the number of shares required to make such payment are not available at the time.

                                    ARTICLE 4

                                  MISCELLANEOUS

     4.1      STOCK ADJUSTMENTS.

         4.1.1 In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other division or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without any receipt of consideration by the Company, then, in any such event, the number of shares of Common Stock that remain available under the Plan, the number of shares of Common Stock covered by each outstanding Option, and the purchase price per share of Common Stock covered by each outstanding Option shall be proportionately and appropriately adjusted for any such increase or decrease.

         4.1.2 Subject to any required action by the stockholders, if any change occurs in the shares of Common Stock by reason of any recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the shares of Common Stock then, in any such event, the number and type of shares covered by each outstanding Option, and the purchase price per share of Common Stock covered by each outstanding Option and the number of shares to be granted shall be proportionately and appropriately adjusted for any such change. A dissolution or liquidation of the Company shall cause each outstanding Option to terminate.

         4.1.3 In the event of a change in the Common Stock as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be shares of Common Stock within the meaning of the Plan.

         4.1.4 Except as herein above expressly provided in this Section 4. 1, a Non-Employee Director shall have no rights by reason of any division or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution or liquidation, merger or consolidation, or spin-off of assets or stock of another corporation; and any issuance by the Company of shares of stock of any class, securities convertible into shares of stock of any class, or warrants or options for shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

         4.1.5 The grant of any Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate, or to dissolve, to liquidate, to sell, or to transfer all or any part of its business or assets.

     4.2 LISTING AND REGISTRATION OF SHARES. Each Option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Notwithstanding anything in the Plan to the contrary, if the provisions of this Section become operative, and if, as a result thereof, the exercise of an Option is delayed, then and in that event, the term of the Option shall not be affected.

     4.3 NO IMPLIED RIGHTS TO DIRECTORS. Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

     4.4 TERM OF THE PLAN. The Plan shall terminate upon the earlier of the dates or events to occur: (a) upon the adoption of a resolution of the Board terminating the Plan; or (b) ten years from the Effective Date.

     4.5 AMENDMENT OF THE PLAN, TERMINATION. The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to Options, suspend, discontinue or terminate the Plan or revise or amend it in any respect whatsoever, except that, without approval of the stockholders of the Company, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of persons eligible to receive Options, decrease the price at which Options may be granted, otherwise materially increase the benefits accruing to Non-Employee Directors under the Plan, or remove the administration of the Plan from the Board; provided however, that neither the plan nor outstanding Options can be changed to adversely affect the existing rights of the optionees without their written consent. The foregoing prohibitions shall not be affected by adjustments in shares and purchase price made in accordance with the provisions of Section 4.1.

     4.6 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

     4.7 NO OBLIGATION TO EXERCISE. The granting of any Option under the Plan shall impose no obligation upon any Optionee to exercise such Option.

     4.8 WITHHOLDING. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash such payments shall be made net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

     4.9 CONDITIONS PRECEDENT TO EFFECTIVENESS. The Plan shall become effective upon the satisfaction of all the following conditions, with the Effective Date of the Plan being the date that the last such condition is satisfied:

         4.9.1 the adoption of the Plan by the Board of Directors; and

         4.9.2 the approval of the Plan by the Shareholders.

     5.0 DISPOSITION OF OLD PLAN. Shares remaining for future awards, together with any shares covered by awards that may be forfeited under the Old Plan will be added to the shares available in the New Plan. No further awards will be made under the Old Plan as of the effective date of the New Plan.